Exhibit 8.2

[  ], 2022

Auto Services Group Limited

c/o Shanghai Feiyou Trading Co., Ltd.

Suite 209, No. 656 Linshi Road

Jing’an District, Shanghai, 200072

People’s Republic of China

Ladies and Gentlemen:

We have acted as U.S. tax and securities counsel to Auto Services Group Limited, a Cayman Islands exempted company (the “Company” or “SunCar”), in connection with the proposed Business Combination (as defined below) contemplated by an Agreement and Plan of Merger, dated as of May 23, 2022 (the “Merger Agreement”), by and between Goldenbridge Acquisition Limited, a British Virgin Islands business company (“Goldenbridge”) and SunCar, pursuant to which (i) Goldenbridge will reincorporate in the Cayman Islands by merging with and into SunCar Technology Group Inc., a Cayman Islands exempted company (“PubCo”) and wholly-owned subsidiary of Goldenbridge, with PubCo surviving as the publicly traded entity (the “Reincorporation Merger”); and (ii) one business day after the Reincorporation Merger, SunCar Technology Global Inc., a Cayman Islands exempted company (“Merger Sub”) and wholly-owned subsidiary of PubCo, will be merged with and into SunCar, with SunCar surviving as a wholly-owned subsidiary of PubCo (the “Acquisition Merger”) (collectively, the “Business Combination”).

The Business Combination and certain other related transactions are described in the Registration Statement of SunCar Technology Group Inc. on Form F-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed on [ ], 2022 (Registration Number 333-_______) as amended through the date hereof (the “Registration Statement”).

This opinion is being furnished to you in connection with the Registration Statement.

In connection with this opinion, we have examined the Registration Statement (including the proxy statement/prospectus) and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. In rendering this opinion, we have assumed (i) the validity and accuracy of the factual matters described in the Registration Statement and the documents and corporate records that we have examined, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates, certified or photostatic copies and the authenticity of the originals of such documents and (iii) that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, Goldenbridge and PubCo and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

In rendering the opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings and other administrative guidance of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as of the date hereof. It should be noted that statutes, regulations, judicial decisions and administrative guidance are subject to change at any time and that any such changes may be effective retroactively. A change in the authorities or in the truth, accuracy or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations or assumptions on which our opinion is based could affect our conclusions.

Subject to the foregoing and the qualifications, assumptions and limitations set forth in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Acquisition Merger to U.S. Holders,” insofar as such discussion sets forth legal conclusions on U.S. federal income tax law, constitutes our opinion as to the material U.S. federal income tax consequences to U.S. Holders (as such term is defined in the Registration Statement) of the Acquisition Merger.

Our opinion is limited to the application of the federal income tax laws of the United States only and we express no opinion with respect to the applicability of other federal laws, the laws of other countries, the laws of any state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any federal income tax laws except as specifically set forth herein. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, the Service or any court. It is possible that contrary positions may be asserted by the Service and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Pryor Cashman LLP

Pryor Cashman LLP